Exhibit 10.37
TRANCHE B-7 REFINANCING AMENDMENT (this “Refinancing Amendment”), dated as of February 17, 2017, to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among Windstream Services, LLC, a Delaware limited liability company (the “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”), and the other agents party thereto.
WHEREAS, pursuant to Section 2.19 of the Credit Agreement, the Borrower has requested Credit Agreement Refinancing Indebtedness in the form of Other Term Loans in an aggregate principal amount not exceeding $580,000,000, the proceeds of which shall be used to refinance in full (concurrently with the effectiveness of this Refinancing Amendment) the Tranche B-5 Term Loans outstanding under the Credit Agreement before giving effect to this Refinancing Amendment (the “Existing Tranche B-5 Term Loans”) and to pay related fees and expenses;
WHEREAS, in accordance with Section 2.19 of the Credit Agreement, (x) the Tranche B-7 Term Loans (as defined below) shall constitute a separate tranche of Term Loans in an aggregate principal amount not exceeding $580,000,000 and shall be secured on a pari passu basis with the existing Loans and shall have the other terms and conditions set forth herein and in the Credit Agreement as amended hereby and (y) this Refinancing Amendment shall not require the consent of any Lenders other than the Continuing Tranche B-7 Lenders and the Additional Tranche B-7 Lenders (each as defined below);
WHEREAS, each existing Tranche B-5 Lender (each, an “Existing Tranche B-5 Lender”) that executes and delivers a signature page to this Refinancing Amendment in the form of Annex I hereto (a “Lender Addendum”) will thereby (i) agree to the terms of this Refinancing Amendment and (ii) agree to continue the entire principal amount (or such lesser amount as the Lead Arranger (as defined below) may allocate) of its Existing Tranche B-5 Term Loans outstanding on the Amendment Effective Date (as defined below) as Tranche B-7 Term Loans (such continued Existing Tranche B-5 Term Loans, the “Continued Tranche B-7 Term Loans” and all such Lenders, collectively, the “Continuing Tranche B-7 Lenders”; the Existing Tranche B-5 Lenders that are not Continuing Tranche B-7 Lenders, collectively, the “Non-Continuing Tranche B-5 Lenders”);
WHEREAS, each Person (other than a Continuing Tranche B-7 Lender in its capacity as such) that agrees to make new Tranche B-7 Term Loans (collectively, the “Additional Tranche B-7 Lenders”) will make new Tranche B-7 Term Loans to the Borrower on the Amendment Effective Date (the “Additional Tranche B-7 Term Loans” and, together with the Continued Tranche B-7 Term Loans, collectively, the “Tranche B-7 Term Loans”) in an amount equal to its Additional Tranche B-7 Commitment (as defined below);
WHEREAS, the Continuing Tranche B-7 Lenders and the Additional Tranche B-7 Lenders (collectively, the “Tranche B-7 Lenders”) are severally willing to continue their Existing Tranche B-5 Term Loans as Tranche B-7 Term Loans and/or to make Additional

Tranche B-7 Term Loans, as the case may be, subject to the terms and conditions set forth in this Refinancing Amendment;

WHEREAS, on and after the Amendment Effective Date, the Tranche B-7 Term Loans shall be “Term Loans” for all purposes under the Credit Agreement as amended hereby; and

WHEREAS, the Borrower has engaged Credit Suisse Securities (USA) LLC and/or its designated affiliates to act as lead arranger and bookrunner in respect of the Tranche B-7 Term Loans (in such capacities, the “Lead Arranger”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended hereby.

SECTION 2. Tranche B-7 Term Loans.

(a)Subject to the terms and conditions set forth herein, each Continuing Tranche B-7 Lender (i) severally agrees to continue all (or such lesser amount as the Lead Arranger may allocate) of its Existing Tranche B-5 Term Loans as Tranche B-7 Term Loans in a principal amount equal to the principal amount of its Existing Tranche B-5 Term Loans (or such lesser amount as the Lead Arranger may allocate; any such principal amount of Existing Tranche B-5 Term Loans not allocated by the Lead Arranger to continue as Tranche B-7 Term Loans, the “Non-Allocated Existing Term Loans”) and (ii) shall be deemed for the purpose of the Credit Agreement as amended hereby to have made a Tranche B-7 Term Loan in an aggregate principal amount equal to the aggregate principal amount of its Existing Tranche B-5 Term Loans minus the principal amount of its Non-Allocated Existing Term Loans (if any) on the Amendment Effective Date.

(b)Subject to the terms and conditions set forth herein, each Additional Tranche B-7 Lender severally agrees to make a Tranche B-7 Term Loan to the Borrower on the Amendment Effective Date in a principal amount equal to its Additional Tranche B-7 Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Credit Agreement. The “Additional Tranche B-7 Commitment” of any Additional Tranche B-7 Lender will be the amount set forth opposite such Additional Tranche B-7 Lender’s name on Schedule 1 hereto. On the Amendment Effective Date, the proceeds of the Additional Tranche B-7 Term Loans shall be applied to prepay (i) the Existing Tranche B-5 Term Loans of the Non-Continuing Tranche B-5 Lenders and (ii) the Non-Allocated Existing Term Loans of the Continuing Tranche B-7 Lenders and to pay related fees and expenses.

(c)The continuation of Continued Tranche B-7 Term Loans may be implemented pursuant to other procedures specified by the Lead Arranger and the Administrative Agent (in consultation with the Borrower), including by repayment of Continued Tranche B-7

Term Loans of a Continuing Tranche B-7 Lender from the proceeds of Additional Tranche B-7 Term Loans followed by a subsequent assignment to it of Tranche B-7 Term Loans in the same amount.

(d)On the Amendment Effective Date, (i) each Non-Continuing Tranche B-5 Lender shall have its Existing Tranche B-5 Term Loans prepaid in full, and the Borrower shall pay to each Non-Continuing Tranche B-5 Lender all accrued and unpaid interest on, and premiums and fees related to, such Non-Continuing Tranche B-5 Lender’s Existing Tranche B-5 Term Loans to, but not including, the Amendment Effective Date; and (ii) each Continuing Tranche B-7 Lender with Non-Allocated Existing Term Loans shall have its Non-Allocated Existing Term Loans prepaid in full, and the Borrower shall pay to each such Continuing Tranche B-7 Lender all accrued and unpaid interest on, and premiums and fees related to, such Continuing Tranche B-7 Lender’s Non-Allocated Existing Term Loans to, but not including, the Amendment Effective Date.

(e)For the avoidance of doubt, on and after the Amendment Effective Date, (i) the Tranche B-7 Term Loans shall constitute a single Class of Loans under the Credit Agreement; and (ii) the Tranche B-7 Lenders shall constitute a single Class of Lenders under the Credit Agreement.
SECTION 3. Amendments to the Credit Agreement. In accordance with Section 2.19 of the Credit Agreement and effective as of the Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex II hereto.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Refinancing Amendment, the Borrower represents and warrants that:
(a)As of the Amendment Effective Date, this Refinancing Amendment has been duly authorized, executed and delivered by it. This Refinancing Amendment and the Credit Agreement (in each case, as of the Amendment Effective Date) constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)The representations and warranties of each Loan Party set forth in the Loan Documents that are qualified by materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case, as of the Amendment Effective Date (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct or true and correct in all material respects, as applicable, as of such earlier date).

(c)    As of the Amendment Effective Date, no Default or Event of Default has
occurred and is continuing or shall result from this Refinancing Amendment or the consummation of the transactions contemplated hereby.
SECTION 5. Amendment Effective Date. This Refinancing Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:
(a)The Lead Arranger and the Administrative Agent shall have received (i) a counterpart signature page of this Refinancing Amendment duly executed by each of the Borrower, the Administrative Agent and each Additional Tranche B-7 Lender and (ii) a Lender Addendum executed and delivered by each Continuing Tranche B-7 Lender.
(b)The conditions set forth in Sections 4.03(a) and (b) of the Credit Agreement shall be satisfied on and as of the Amendment Effective Date, and the Lead Arranger and the Administrative Agent shall have received a certificate (in form and substance reasonably acceptable to the Lead Arranger and the Administrative Agent), dated as of the Amendment Effective Date and signed by a Responsible Officer of the Borrower, to such effect.
(c)The representations and warranties set forth in Sections 4(b) and 4(c) of this Refinancing Amendment shall be true and correct in all respects on and as of the Amendment Effective Date, and the Lead Arranger and the Administrative Agent shall have received a certificate (in form and substance reasonably acceptable to the Lead Arranger Administrative Agent), dated as of the Amendment Effective Date and signed by a Financial Officer of the Borrower, certifying as to such representations and warranties.
(d)The Lead Arranger and the Administrative Agent shall have received the favorable legal opinions of (i) Freshfields Bruckhaus Deringer US LLP, New York counsel to the Loan Parties, and (ii) John P. Fletcher, Esq., general counsel of the Borrower, in each case addressed to the Tranche B-7 Lenders, the Administrative Agent and the Collateral Agent and dated the Amendment Effective Date, which opinions shall be in form and substance reasonably satisfactory to the Lead Arranger and the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.
(e)The Lead Arranger and the Administrative Agent shall have received a Borrowing Request in respect of the Tranche B-7 Term Loans, which shall be in compliance with the notice requirements set forth in Section 2.03 of the Credit Agreement as amended hereby.
(f)The Lead Arranger and the Administrative Agent shall have received such documents and certificates as the Lead Arranger, the Administrative Agent or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of execution, delivery and performance of this Refinancing Amendment, the performance of the Credit Agreement and each other applicable Loan Document and any other legal matters relating to the Wireline Companies or the Loan Documents, all in form and substance reasonably satisfactory to the Lead Arranger, the Administrative Agent and their counsel.

(g)Each Loan Party not a party hereto shall have entered into a reaffirmation agreement in form and substance reasonably satisfactory to the Lead Arranger and the Administrative Agent.

(h)The Borrower shall have paid (i) to the Administrative Agent for the account of each Tranche B-7 Lender an upfront fee (which fee may, at the election of the Lead Arranger, be structured as original issue discount) (the “Upfront Fee”) in an amount equal to 0.50% of the principal amount of Tranche B-7 Term Loans made or held by such Tranche B-7 Lender on the Amendment Effective Date immediately after giving effect to this Refinancing Amendment and the transactions contemplated hereby, which Upfront Fee shall be fully earned and due and payable on the Amendment Effective Date, and (ii) all other fees and amounts due and payable pursuant to this Refinancing Amendment and/or any letter agreements or fee letters by and between the Borrower and the Lead Arranger (collectively, “Engagement Letter”), including, to the extent invoiced, reimbursement or payment of documented and reasonable out-of-pocket expenses in connection with this Refinancing Amendment and any other out-of-pocket expenses of the Lead Arranger and the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement or the Engagement Letter; provided that it is understood and agreed that the Additional Tranche B-7 Lenders may net the fees and expenses described in this paragraph from the proceeds of the Additional Tranche B-7 Term Loans prior to providing such proceeds to the Administrative Agent for distribution to the Borrower.

(i)The Tranche B-7 Lenders shall have received, no later than three Business Days prior to the Amendment Effective Date, all documentation and other information about the Borrower and the Guarantors as has been reasonably requested by the Lead Arranger, the Administrative Agent or any Tranche B-7 Lender that such Person reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act, that has been reasonably requested at least five Business Days in advance of the Amendment Effective Date.

(j)The prepayment of (i) the Existing Tranche B-5 Term Loans of the Non-Continuing Tranche B-5 Lenders and (ii) the Non-Allocated Existing Term Loans of the Continuing Tranche B-7 Lenders, in each case, shall have been consummated or, substantially concurrently with the incurrence (or continuation) of the Tranche B-7 Term Loans, shall be consummated.
The Administrative Agent shall notify the Borrower and the Tranche B-7 Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.
SECTION 6. Effect of Refinancing Amendment.
(a)    Except as expressly set forth herein, this Refinancing Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the

Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)From and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Refinancing Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)This Refinancing Amendment shall be deemed to be a “Refinancing Amendment” as defined in the Credit Agreement.
SECTION 7. GOVERNING LAW. THIS REFINANCING AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 8. Costs and Expenses. The Borrower agrees to reimburse each of the Lead Arranger and the Administrative Agent, in each case, promptly after receipt of a written request for such Person’s documented and reasonable out-of-pocket expenses in connection with this Refinancing Amendment, including the reasonable fees, charges and disbursements of counsel for the Lead Arranger and the Administrative Agent.
SECTION 9. Counterparts. This Refinancing Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Refinancing Amendment shall be effective as delivery of an original executed counterpart of this Refinancing Amendment.
SECTION 10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Refinancing Amendment.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

WINDSTREAM SERVICES, LLC,
as the Borrower
By:	/s/Christie Grumbos
Name:	Christie Grumbos
Title:	SVP, Treasurer

[Signature page to Tranche B-7 Refinancing Amendment]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent
By:	/s/Davide Migliardi
Name:	Davide Migliardi
Title:	Vice President

[Signature page to Tranche B-7 Refinancing Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH,
as Additional Tranche B-7 Lender
By:	/s/Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/Joan Park
Name:	Joan Park
Title:	Authorized Signatory

[Signature page to Tranche B-7 Refinancing Amendment]

Lender Signature Pages on File with the Administrative Agent

ANNEX I
LENDER ADDENDUM TO
TRANCHE B-7 REFINANCING AMENDMENT
This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the Tranche B-7 Refinancing Amendment (the “Refinancing Amendment”) to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Windstream Services LLC, a Delaware limited liability company (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), the lenders party thereto and the other agents parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Refinancing Amendment.
By executing this Lender Addendum as a Continuing Tranche B-7 Lender, the undersigned institution agrees (A) to the terms of the Refinancing Amendment and the Credit Agreement as amended thereby and (B) on the terms and subject to the conditions set forth in the Refinancing Amendment and the Credit Agreement as amended thereby, to continue all of its Existing Tranche B-5 Term Loans (or such lesser amount as the Lead Arranger may allocate) as Continued Tranche B-7 Term Loans on the Amendment Effective Date. The undersigned institution hereby makes the election to (A) convert all of its Existing Tranche B-5 Term Loans (or such lesser amount as the Lead Arranger may allocate) into Continued Tranche B-7 Term Loans pursuant to a cashless conversion on the Amendment Effective Date or (B) have all of its Existing Tranche B-5 Term Loans (or such lesser amount as the Lead Arranger may allocate) repaid on the Amendment Effective Date and fund in or purchase for cash a like amount of Tranche B-7 Term Loans pursuant to procedures specified by the Administrative Agent.

☐    OPTION A - Cashless Conversion Election

☐    OPTION B - Cash Funding Election

Principal Amount of Existing Tranche B-5 Term Loans held:
$

Name of Institution:

Executing as a Continuing Tranche B-7 Lender
By:

Name:
Title:

For any institution requiring a second signature line:

By:

Name:
Title:

ANNEX II

AMENDMENTS TO CREDIT AGREEMENT

[Changed pages to Credit Agreement follow]

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
originally dated as of July 17, 2006
as amended and restated as of April 24, 2015
by and among
WINDSTREAM SERVICES, LLC,
formerly known as WINDSTREAM CORPORATION,
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,
and

BANK OF AMERICA, N.A.
BARCLAYS BANK PLC
BNP PARIBAS
CITIBANK, N.A.
COBANK, ACB
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
GOLDMAN SACHS BANK USA
MORGAN STANLEY SENIOR FUNDING, INC.
MUFG UNION BANK, N.A.
ROYAL BANK OF CANADA
SUNTRUST BANK
WELLS FARGO BANK, N.A.,
as Co-Documentation Agents

~~J.P. MORGAN SECURITIES LLC~~
JPMORGAN CHASE BANK, N.A.
as Bookrunner and Lead Arranger

BARCLAYS BANK PLC
BNP PARIBAS SECURITIES CORP.
CITIGROUP GLOBAL MARKETS INC.
COBANK, ACB
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
GOLDMAN SACHS BANK USA
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY SENIOR FUNDING, INC.
MUFG UNION BANK, N.A.
ROYAL BANK OF CANADA
SUNTRUST ROBINSON HUMPHREY, INC.
WELLS FARGO SECURITIES LLC
as Joint Bookrunners and Joint Arrangers

unit or line of business of, another Person, whether or not involving a merger or consolidation with such other Person. “Acquire” has a meaning correlative thereto.
“Act” has the meaning specified in Section 9.13.
“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not at the relevant time of determination an existing Lender and that agrees to provide any portion of any (a) Incremental Loans in accordance with Section 2.01(i) or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.19.
“Additional Tranche B-7 Lender” has the meaning assigned to such term in the Tranche B-7 Refinancing Amendment.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its permitted successors in such capacity as provided in Article 8.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Assignee” has the meaning specified in Section 9.04(b)(ii)(B).

“Affiliated Revolving Lender” has the meaning specified in Section 9.04(b)(ii)(B).

“Agents” means the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Lead Arranger and the Joint Bookrunners and Arrangers.
“Agreement”, when used with reference to this Agreement, means this Amended Agreement, as amended by the Tranche B-6 Incremental Amendment, the Tranche B-6 Refinancing and Incremental Amendment    and, the Second Tranche B-6 Incremental Amendment and the Tranche B-7 Refinancing Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“All-in Yield” means, as to any Indebtedness on any date of determination, the yield thereon, based on the interest rate applicable to such Indebtedness on such date, including margin, original issue discount, upfront fees (with original issue discount and upfront fees being equated to interest margins for purposes of determining the yield on any Indebtedness assuming a four-year weighted average life), or otherwise; provided that “All-in Yield” shall not include arrangement, underwriting, structuring or similar fees paid to arrangers or fees that are not paid ratably to the market for such Indebtedness.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of

“Applicable Net Proceeds” has the meaning assigned to such term in Section 2.10(c)(ii).
“Applicable Rate” means, for any day and for any Loan, the following percentages per annum set forth opposite such Loans:

Class	Eurodollar Loans	ABR Loans
Revolving Loans	Applicable Leverage-Based Rate for Eurodollar Revolving Loans	Applicable Leverage-Based Rate for ABR Revolving Loans
~~Tranche B 5 Term~~	~~2.75%~~	~~1.75%~~
~~Loan~~
Tranche B-6 Term Loan	4.00%	3.00%
Tranche B-7 Term	3.25%	2.25%
Loan
Incremental Loan	Rate specified in the Incremental Facility Amendment

“Applicable Transaction” has the meaning specified in the definition of “Pro Forma Basis”.
“Approved Counterparty” means (a) any domestic financial holding company having capital and surplus in excess of $500,000,000 and the commercial paper of which is rated at least P-2 or the equivalent thereof by Moody’s or at least A-2 or the equivalent thereof by S&P or (b) any Affiliate of a Person meeting the requirements of clause (a) of this definition.

“Approved Counterparty Offer” has the meaning specified in Section 2.10(k)(ii).

“Approved Counterparty Offer Conditions” has the meaning specified in Section 2.10(k)(ii).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Asset Disposition” means (a) any sale, lease, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any assets of any Wireline Company pursuant to Section 6.05 (h), (k), (n) (but, in the case of clause (n), only to the extent (i) such assets were acquired after the Sixth ARCA Effective Date (including via the acquisition by a Wireline Company of any Person owning such assets) (any such acquisition of assets, an “Applicable Asset Acquisition”) with the proceeds of Indebtedness (the “Applicable Indebtedness”) or (ii) the proceeds of the sale of such assets would be required to be applied to prepay, repay or repurchase (or to offer to prepay, repay or repurchase) any Restricted Indebtedness (other than the Applicable Indebtedness) (such disposition under clause (i) or clause (ii), an “Applicable Asset Disposition”)) or (o), (b) the issuance by any Subsidiary of any Equity Interest, or (c) the receipt by any Subsidiary of any capital contribution, other than (x) any such issuance of an Equity Interest to, or the receipt of any such capital contribution from, another Wireline Company and (y) directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law; provided that, for purposes of Section 2.10(c), any single transaction or

(b)the first day on which a majority of the members of the board of directors of Holdco or the Borrower are not Continuing Directors; or

(c)Holdco ceases to be the Beneficial Owner, directly or indirectly, of 100% of the outstanding Equity Interests of the Borrower.
“Charges” has the meaning specified in Section 9.14.
“Class” (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche B-5 Term Loans, Tranche B 6 Term Loans, Tranche B-7 Term Loans, Incremental Loans, Other Revolving Loans or Other Term Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche B-6 Commitment, Tranche B-7 Commitment, commitments in respect of any Incremental Facility, Other Revolving Commitments or Other Term Commitments and (c) when used in reference to any Lender, refers to whether such Lender is a Revolving Lender, Tranche B-56 Lender, Tranche B-67 Lender or Additional Lender.
“CLO” has the meaning specified in Section 9.04(b).

“Co-Documentation Agents” means (including with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Bank and (other than with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Wells Fargo Bank, N.A. In addition, and notwithstanding the foregoing, “Co-Documentation Agents” means, (i) with respect to the Tranche B-6 Term Loans made on the Second Tranche B-6 Incremental Amendment Effective Date, the institutions listed in the preceding sentence other than Goldman Sachs Bank USA and Wells Fargo Bank, N.A. and (ii) with respect to the Tranche B-7 Term Loans, (A) JPMorgan Chase Bank, N.A. and (B) the institutions listed in the preceding sentence other than Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Wells Fargo Bank, N.A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means any and all “Collateral”, as defined in any applicable Security Document.

“Collateral Agent” means JPMorgan Chase Bank, N.A, in its capacity as collateral agent for the Secured Parties hereunder and under the other Loan Documents, and its permitted successors in such capacity as provided in Article 8.

“Collateral and Guarantee Requirement” means at any time the requirement that:

(a)the Collateral Agent shall have received from each Loan Party either (i) counterparts of the Guarantee Agreement and the Security Agreement, duly executed and delivered on behalf of such Loan Party, or (ii) in the case of any Person that becomes a Loan Party after the Sixth ARCA Effective Date, supplements to the Guarantee Agreement and the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person (within the time frames required thereby);

(b)all outstanding Equity Interests in and all outstanding promissory notes issued by any Wireline Company owned by or on behalf of any Loan Party shall have been pledged pursuant to the

Security Agreement (except that (i) the Loan Parties shall not be required to pledge more than 66% of the outstanding voting Equity Interests in any Foreign Subsidiary or any Domestic Subsidiary substantially all of whose assets consist of Equity Interests in Foreign Subsidiaries, and (ii) no Equity Interests in any Person held by a Foreign Subsidiary shall be required to be pledged) and the Collateral Agent shall have received all certificates or other instruments representing such Equity Interests (except to the extent such Equity Interests are not represented by certificates or other instruments) and Indebtedness, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)no (x) Foreign Subsidiary or (y) Domestic Subsidiary substantially all of whose assets consist of Equity Interests in Foreign Subsidiaries shall be required to guarantee or support any obligation of any Loan Party;

(d)no Lien or similar interest shall be granted, directly or indirectly, in the assets of any Foreign Subsidiary;

(e)except as otherwise provided in the Security Agreement, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by this Agreement and the Security Agreement, shall have been (or shall have made arrangements to provide for) filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(f)each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder, in each case to the extent required by this Agreement and the Security Documents; and

(g)each Loan Party shall have taken all other action required to perfect, register and/or record the Liens granted by it thereunder, in each case to the extent required by this Agreement and the Security Documents.
“Collateral Support Parties” means (a) the Loan Parties and (b) each other Subsidiary (i) that is not required to Guarantee the Facility Obligations pursuant to the Loan Documents (other than any Insignificant Subsidiary) and (ii) all Equity Interests in which, and all Indebtedness owing to any Loan Party of which, shall have been pledged and delivered to the Collateral Agent in accordance with the Collateral and Guarantee Requirement.
“Commitment” means a Revolving Commitment, Tranche B-6 Commitment, Tranche B-7 Commitment, Other Revolving Commitment, Other Term Commitment or a commitment to make Incremental Loans (as the context may require). As of the Sixth ARCA Effective Date, no Commitments other than Revolving Commitments are in effect.

“Commitment Fee Rate” means, for any day, a rate per annum equal to (a) if the Leverage Ratio on the most recent determination date is 3.00 to 1.0 or higher, 0.50% and (b) otherwise, 0.40%. For purposes of this definition, (x) the Leverage Ratio shall be determined as of the end of each Fiscal Quarter based on the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(a) or 5.01(b) and (y) each change in the Commitment Fee Rate resulting from a change in the Leverage Ratio shall be effective during the period from and including the day when the Administrative Agent receives the financial statements indicating such change to but excluding the effective date of the next such change; provided that, at the option of the Administrative Agent (or at the request of the Required

“Consolidated Debt” means, as of any date, the principal amount of Indebtedness of the Wireline Companies outstanding as of such date, determined on a consolidated basis; provided that, for purposes of this definition, the term “Indebtedness” will not include (i) contingent obligations of any Wireline Company as an account party or applicant in respect of any letter of credit or letter of guaranty, unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness of a Person other than a Wireline Company, (ii) any obligation constituting Indebtedness pursuant to clause (j) of the definition thereof, (iii) any Earn-out Obligation or obligation in respect of purchase price adjustment permitted pursuant to Section 6.01(a)(xvi) and (iv) any bonds or similar instruments in the nature of surety, performance, appeal or similar bonds.

“Consolidated Secured Debt” means, as of any date, the principal amount of Indebtedness of the Wireline Companies outstanding as of such date, determined on a consolidated basis, that is secured by a Lien on the assets of any such Wireline Company; provided that, for purposes of this definition, the term “Indebtedness” will not include (i) contingent obligations of any Wireline Company as an account party or applicant in respect of any letter of credit or letter of guaranty, unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness of a Person other than a Wireline Company, (ii) any obligation constituting Indebtedness pursuant to clause (j) of the definition thereof, (iii) any Earn-out Obligation or obligation in respect of purchase price adjustment permitted pursuant to Section 6.01(a)(xvi) and (iv) any bonds or similar instruments in the nature of surety, performance, appeal or similar bonds.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Borrower who:

(a)was a member of such board or directors on the Sixth ARCA Effective Date; or

(b)was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Continuing Tranche B-6 Lender” has the meaning assigned to such term in the Tranche B-6 Refinancing and Incremental Amendment.

“Continuing Tranche B-7 Lender” has the meaning assigned to such term in the Tranche B-7 Refinancing Amendment.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by agreement or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Commitment” has the meaning specified in Section 9.04(b)(ii)(B).

“Credit Agreement Refinancing Indebtedness” shall mean Indebtedness constituting Other Revolving Commitments or Other Term Commitments incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, refund, renew, replace or refinance, in whole or part, existing Term Loans, existing Revolving Loans or existing Revolving Commitments, (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the

“Events of Default” has the meaning assigned to such term in Article 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder.

“Excluded RUS Grant Assets” means any RUS Grant Funds, any RUS Pledged Deposit Account (as defined in the Security Agreement), any assets purchased with RUS Grant Funds and any proceeds of the foregoing.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient’s being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.16, or (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. federal withholding taxes imposed pursuant to FATCA.

“Existing Incremental Loan Maturity Date” has the meaning specified in Section 2.07(d)(i).

“Existing Revolving Maturity Date” has the meaning specified in Section 2.07(d)(i).

“Existing Term Loan Maturity Date” has the meaning specified in Section 2.07(d)(i).

“Existing Tranche B-5 Term Loan” has the meaning assigned to such term in the Tranche B-7 Refinancing Amendment.

“Existing Tranche B-6 Term Loan” has the meaning assigned to such term in the Tranche B-6 Refinancing and Incremental Amendment.

“Extended Incremental Loan Maturity Date” has the meaning specified in Section 2.07(d)(ii).

“Extended Revolving Maturity Date” has the meaning specified in Section 2.07(d)(ii).

(d)    all dividends, whether paid or accrued and whether or not in cash, on any series of
Disqualified Stock of such Person, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such Person or to such Person or to a subsidiary of such Person, in each case determined on a consolidated basis in accordance with GAAP; provided, however, that any interest expense, commissions, discounts or fees incurred by a Special Purpose Receivables Subsidiary under a Permitted Receivables Financing shall not constitute Interest Expense for purposes of this Agreement.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or twelve months thereafter if, at the time of the relevant borrowing or conversion or continuation thereof, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) the initial Interest Period with respect to any Incremental Term Loans made following the Sixth ARCA Effective Date shall end on such date as agreed between the Borrower and the Administrative Agent    and, (iv) the initial Interest Period with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date shall end on such date as agreed between the Borrower and the Administrative Agent and (v) the initial Interest Period with respect to the Tranche B-7 Term Loans made (or continued) on the Tranche B-7 Refinancing Amendment Effective Date shall end on such date as agreed between the Borrower and the Administrative Agent. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Investment” has the meaning set forth in Section 6.04.

“Issuing Bank” means, as the context may require, JPMorgan Chase Bank, N.A., or, at any time and from time to time, up to three other Revolving Lenders that are designated in writing by the Borrower, are reasonably acceptable to the Administrative Agent, and that agree to issue one or more Letters of Credit hereunder and to report in writing to the Administrative Agent all activity with respect to such Letters of Credit in a manner reasonably satisfactory to the Administrative Agent, in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Joint Bookrunners and Arrangers” means (including with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Robinson Humphrey, Inc. and (other than with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Wells Fargo Securities LLC. In addition, and notwithstanding the foregoing, “Joint Bookrunners and Arrangers” means, (i) with respect to the Tranche B-6 Term Loans made on the Second Tranche B-6 Incremental Amendment Effective Date, the institutions listed in the preceding sentence other than Goldman Sachs Bank USA and Wells Fargo Securities LLC. and (ii) with respect to the Tranche B-7 Term Loans, (A) JPMorgan Chase Bank, N.A. and (B) the institutions listed in the preceding sentence other than Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Wells Fargo Securities LLC.

“Knowledge” means the actual knowledge of a Responsible Officer.

“Landlord” has the meaning given such term in the Master Lease.
“Latest Maturity Date” means, at any date of determination, the last to occur of (i) the latest stated final maturity date of any Term Loans, (ii) the stated final maturity date for any Other Term Loan or Other Revolving Commitment and (iii) the Revolving Maturity Date, in each case of clauses (i), (ii) and (iii), as extended for any Lender in accordance with this Agreement from time to time.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Reimbursement Obligations at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.
“LC Reimbursement Obligations” means, at any time, all obligations of the Borrower to reimburse the Issuing Bank for amounts paid by it in respect of drawings under Letters of Credit, including any portion of such obligations to which Lenders have become subrogated by making payments to the Issuing Bank pursuant to Section 2.04(e).
“Lead Arranger” means J.P. Morgan(i) with respect to the Revolving Loans and the Tranche B-6 Term Loans, JPMorgan Chase Bank, N.A. and (ii) with respect to the Tranche B-7 Term Loans, Credit Suisse Securities (USA) LLC.

“Lender Group” has the meaning specified in Section 9.16.

“Lender Group Member” has the meaning specified in Section 9.16.

“Lender Parties” means the Lenders, the Issuing Banks and the Agents.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party to this Agreement pursuant to an Assignment and Assumption and the terms and provisions in Section 9.04, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption and the terms and provisions in Section 9.04.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters ended on such day (or, in the case of any calculation to be made on a Pro Forma Basis, if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b) before such day).
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing, the LIBO Rate with respect to the Tranche B-56 Term Loans and the Tranche B-67 Term Loans shall not be less than 0.75% per annum.

“LIBO Screen Rate” has the meaning specified in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, the Sixth Amendment and Restatement Agreement, any Incremental Facility Amendment, any Refinancing Amendment and the Security Documents.
“Loan Parties” means the Borrower and the Guarantors.

“Tenant” has the meaning given such term in the Master Lease.

“Term Lender” means a Tranche B-56 Lender or a Tranche B-67 Lender.

“Term Loan Extension Effective Date” has the meaning specified in Section 2.07(d)(ii).

“Term Loans” means a Tranche B-56 Term Loan or a Tranche B-67 Term Loan.

“Third Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of February 23, 2012 among the Borrower and certain Agents and Lenders party thereto.

“Third ARCA” means the Third Amended and Restated Credit Agreement dated as of February 23,2012 in the form attached as Exhibit A to the Third Amendment and Restatement Agreement, as amended and as in effect from time to time before the Fourth ARCA Effective Date.

“Third ARCA Effective Date” has the meaning assigned thereto in Section 5 of the Third Amendment and Restatement Agreement.

“Total Assets” means the total assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower prepared in conformity with GAAP but excluding the value of any outstanding Investments made pursuant to Section 6.04(w).

“Tranche B-5 Lender” means a Lender with an outstanding Tranche B-5 Term Loan.

“Tranche B-5 Maturity Date” means August 8, 2019.

“Tranche B-5 Term Loan” means a Loan made pursuant to Section 2.01(g)(iii) of the Fifth ARCA.

“Tranche B-6 Commitment” means an Initial Tranche B-6 Commitment or a Second Tranche B-6 Commitment, as the case may be.

“Tranche B-6 Incremental Amendment” means the Tranche B-6 Incremental Amendment to this Agreement, dated as of March 29, 2016, among the Borrower, the Administrative Agent and the Tranche B-6 Lenders party thereto.

“Tranche B-6 Lender” means a Lender with a Tranche B-6 Commitment or an outstanding Tranche B-6 Term Loan.

“Tranche B-6 Maturity Date” means March 29, 2021; provided if the Revolving Commitments and Revolving Loans hereunder have not had their maturity extended (or been refinanced) prior to April 24,2020 such that the Revolving Maturity Date (or any comparable maturity date for replacement loans and commitments) is no earlier than March 29, 2021, the Tranche B-6 Maturity Date shall be April 24, 2020; provided, further, if the 2020 Notes have not been repaid or refinanced prior to July 15, 2020 with indebtedness having a maturity date no earlier than March 29, 2021, the Tranche B-6 Maturity Date shall be July 15, 2020.
“Tranche B-6 Prepayment Fee” has the meaning assigned to such term in Section 2.10(g)(i).

“Tranche B-6 Refinancing and Incremental Amendment” means the Tranche B-6 Refinancing and Incremental Amendment to this Agreement, dated as of September 30, 2016, among the Borrower, the Administrative Agent and the Tranche B-6 Lenders party thereto.
“Tranche B-6 Refinancing and Incremental Amendment Effective Date” has the meaning ascribed to “Amendment Effective Date” in the Tranche B-6 Refinancing and Incremental Amendment.
“Tranche B-6 Repricing Transaction” means (a) any prepayment or repayment of Tranche B-6 Term Loans with the proceeds of, or any conversion of Tranche B-6 Term Loans into, any new or replacement tranche of term loans having an All-in Yield less than the All-in Yield applicable to such Tranche B-6 Term Loans the primary purpose of which is to reduce the All-in Yield of such tranche of term loans relative to the Tranche B-6 Term Loans so prepaid, repaid, converted or replaced and (b) any amendment to the Tranche B-6 Term Loans the primary purpose of which is to reduce the All-in Yield applicable to such Tranche B-6 Term Loans.
“Tranche B-6 Term Loan” means a Loan made pursuant to Section 2.01(g)(i).
“Tranche B-7 Commitment” means, with respect to each Lender, the commitment of such Lender to make a Tranche B-7 Term Loan hereunder on the Tranche B-7 Refinancing Amendment Effective Date, (x) in the case of any Additional Tranche B-7 Lender, in an amount equal to the amount set forth opposite such Lender’s name on Schedule 1 to the Tranche B-7 Refinancing Amendment under the caption “Additional Tranche B-7 Commitment”, or (y) in the case of any Continuing Tranche B-7 Lender, in (I) the amount specified in such Lender’s Lender Addendum (as defined in the Tranche B-7 Refinancing Amendment) executed in connection with the Tranche B-7 Refinancing Amendment (less the principal amount of any Non-Allocated Existing Term Loans (as defined in the Tranche B-7 Refinancing Amendment) of such Continuing Tranche B-7 Lender or (II) if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 9.04(b) as such Lender’s Tranche B-7 Commitment, in each case as such amount may be reduced at or prior to such time pursuant to the terms hereof. The initial aggregate amount of the Lenders’ Tranche B-7 Commitments as of the Tranche B-7 Refinancing Amendment Effective Date is $580,000,000.
“Tranche B-7 Lender” means a Lender with a Tranche B-7 Commitment or an outstanding Tranche B-7 Term Loan.
“Tranche B-7 Maturity Date” means February 17, 2024.
“Tranche B-7 Prepayment Fee” has the meaning assigned to such term in Section 2.10(g)(ii).
“Tranche B-7 Refinancing Amendment” means the Tranche B-7 Refinancing Amendment to this Agreement, dated as of February 17, 2017, among the Borrower, the Administrative Agent and the Tranche B-7 Lenders party thereto.
“Tranche B-7 Refinancing Amendment Effective Date” has the meaning ascribed to “Amendment Effective Date” in the Tranche B-7 Refinancing Amendment.
“Tranche B-7 Repricing Transaction” means (a) any prepayment or repayment of Tranche B-7 Term Loans with the proceeds of, or any conversion of Tranche B-7 Term Loans into, any new or replacement tranche of term loans having an All-in Yield less than the All-in Yield applicable to such Tranche B-7 Term Loans the primary purpose of which is to reduce the All-in Yield of such tranche of term loans relative to the Tranche B-7 Term Loans so prepaid, repaid, converted or replaced and (b) any amendment to the Tranche B-7 Term Loans the primary purpose of which is to reduce the All-in Yield applicable to such Tranche B-7 Term Loans.

“Tranche B-67 Term Loan” means a Loan made pursuant to Section 2.01(g)(ii).

“Transaction Liens” means the Liens on Collateral granted by the Loan Parties under the Security Documents.

“Transition Services Agreement” means the Transition Services Agreement dated as of April 24, 2015, the form of which is an exhibit to the Form 10.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“United States” means the United States of America.

“Voting Stock” of any Person as of any date means the Equity Interests in such Person that are ordinarily entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)the then outstanding principal amount of such Indebtedness.

“Wholesale Master Services Agreement” means the Wholesale Master Services Agreement dated as of April 24, 2015, the form of which is an exhibit to the Form 10.

“Wholly-owned” means, with respect to any subsidiary of any Person (the “parent”) at any date, that securities or other ownership interests representing 100% of the Equity Interests in such subsidiary (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by the parent or one or more wholly-owned subsidiaries of the parent or by the parent and one or more wholly-owned subsidiaries of the parent.

“Wireline Companies” means the Borrower and the Subsidiaries.

“Wireline Licenses” has the meaning specified in Section 3.16(a).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the of business or division occurs (including the Propco Transactions), calculations of the Leverage Ratio and the Interest Coverage Ratio with respect to such period shall be made on a Pro Forma Basis.

ARTICLE 2
THE CREDITS
SECTION 2.01 . Loans. (a) Revolving Commitments; Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period applicable to such Revolving Lender’s Revolving Commitment in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment. All Revolving Loans will be made by all Revolving Lenders in accordance with their Revolving Percentages until the Revolving Maturity Date.

(b) The Borrower hereby acknowledges and agrees that, if at any time any Person holds Separated Revolving Loans without holding the Corresponding Commitment:

(i)for the avoidance of doubt, all Revolving Loans shall be funded solely by the holders of the Corresponding Commitment, subject to Section 2.01(b)(ii); and

(ii)for purposes of the terms “Revolving Credit Exposure” and “Revolving Percentages” as used in Section 2.01(a), such Separated Revolving Loans shall be deemed held by the Person holding the Corresponding Commitment.

(c)     [Reserved].

(d)    [Reserved].

(e)     [Reserved].

(f)    [Reserved].

(g)    (i) Tranche B-56 Term Loans. All Tranche B 5 Term Loans outstanding under the Fifth ARCA on the Sixth ARCA Effective Date shall remain outstanding hereunder on the terms set forth herein.

(ii) Tranche B 6Term Loans.

(A)Subject to the terms and conditions set forth herein and in the Tranche B-6 Refinancing and Incremental Amendment, each Tranche B-6 Lender agrees, severally and not jointly, to make a Tranche B-6 Term Loan (which Tranche B-6 Term Loan may be a continuation of an Existing Tranche B-6 Term Loan) to the Borrower on the Tranche B-6 Refinancing and Incremental Amendment Effective Date in a principal amount equal to its Tranche B-6 Commitment as of the Tranche B-6 Refinancing and Incremental Amendment Effective Date.

(B)Subject to the terms and conditions set forth herein and in the Second Tranche B-6 Incremental Amendment, each Tranche B-6 Lender agrees, severally and not jointly, to make a Tranche B-6 Term Loan to the Borrower on the Second Tranche

B-6 Incremental Amendment Effective Date in a principal amount equal to its Tranche B-6 Commitment as of the Second Tranche B-6 Incremental Amendment Effective Date.
(ii) Tranche B-7 Term Loans. Subject to the terms and conditions set forth herein and in the Tranche B-7 Refinancing Amendment, each Tranche B-7 Lender agrees, severally and not jointly, to make a Tranche B-7 Term Loan (which Tranche B-7 Term Loan may be a continuation of an Existing Tranche B-5 Term Loan) to the Borrower on the Tranche B-7 Refinancing Amendment Effective Date in a principal amount equal to its Tranche B-7 Commitment.

(h)Outstanding Letters of Credit. All Letters of Credit outstanding under the Fifth ARCA on the Sixth ARCA Effective Date shall remain outstanding hereunder on the terms set forth herein.

(i)Incremental Loan Facility. (i) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of loans (“Incremental Loans” and each such tranche, an “Incremental Facility”), provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (A) no Event of Default has occurred and is continuing or shall result therefrom, (B) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.13 and 6.14 recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), (C) the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall not exceed 2.25 to 1.0, and (D) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (A), (B) and, if applicable, (C), above, together with reasonably detailed calculations demonstrating compliance with clauses (B) and, if applicable, (C), above. Each Incremental Facility shall be in an amount that is an integral multiple of $5,000,000 and not less than $50,000,000, provided that an Incremental Facility may be in any amount less than $50,000,000 if such amount represents all the remaining availability under the Incremental Facilities pursuant to the immediately preceding sentence.
(ii)    The Incremental Loans shall rank pari passu (or at the Borrower’s option, junior) in right of payment in respect of the Collateral and with the obligations in respect of the Revolving Commitments, the Tranche B-5 Term Loans, the Tranche B 6 Term Loans, the Tranche B-7 Term Loans, Incremental Loans, Other Term Loans and Other Revolving Loans. In addition, (A) any Incremental Facility providing for term loans (“Incremental Term Loans”) shall (1) not have a final maturity date earlier than the Latest Maturity Date then in effect or a Weighted Average Life to Maturity that is shorter than the longest remaining Weighted Average Life to Maturity of any Term Loans then outstanding; provided that any Incremental Term Loans in the form of a “Term Loan A” shall not be subject to the restrictions set forth in this clause (1); provided further that, notwithstanding the preceding proviso, no Incremental Term Loans shall have (x) a final maturity date earlier than the Revolving Maturity Date then in effect or the stated final maturity date of the Tranche B-5 Term Loans or the Tranche B 6 Term Loans or the Tranche B-7 Term Loans or (y) a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of the Tranche B-56 Term Loans or the Tranche B-67 Term Loans and (2) for purposes of prepayments, be treated substantially the same as (and in any event no more favorably than) the Tranche B-56 Term Loans and the Tranche B-67 Term Loans, (B) except with respect to pricing (subject to the following proviso) and scheduled amortization (subject to the preceding clause (A)(1)) or to the extent such term is effective only after the Tranche B-5 Maturity Date, such Incremental Term Loans shall have terms that are no more favorable to the lenders providing such Incremental Term Loans than the terms applicable to the Tranche B 5 Term Loans, provided, that if the All in Yield of any Incremental Term Loans made on or prior to the date that is 18 months following the Refinancing Amendment No. 1 Effective Date exceeds the All in Yield of any Tranche B 5 Term Loans by more than 0.50%, the Applicable Rate relating to the Tranche B 5 Term Loans shall be adjusted so that the All in Yield of such Incremental Term Loans shall not exceed the All in Yield of the Tranche B 5 Term Loans by more than 0.50%, (C) except with respect to pricing (subject to the following proviso) and scheduled amortization (subject to the preceding clause (A)(1)) or to the extent such term is effective only after the Tranche B 6 Maturity Date, such Incremental Term Loans shall have terms that are no more favorable to the lenders providing such Incremental Term Loans than the terms applicable to the Tranche B-6 Term Loans, provided, that if the All-in Yield of any Incremental Term Loans made following the Tranche B- 6 Refinancing and Incremental Amendment Effective Date exceeds the All-in Yield of any Tranche B-6 Term Loans by more than 0.50%, the Applicable Rate relating to the Tranche B-6 Term Loans shall be adjusted so that the All-in Yield of such Incremental Term Loans shall not exceed the All-in Yield of the Tranche B-6 Term Loans by more than 0.50%, (C) except with respect to pricing (subject to the following proviso) and scheduled amortization (subject to the preceding clause (A)(1)) or to the extent such term is effective only after the Tranche B-7 Maturity Date, such Incremental Term Loans shall have terms that are no more favorable to the lenders providing such Incremental Term Loans than the terms applicable to the Tranche B-7 Term Loans, provided, that if the All-in Yield of any Incremental Term Loans made following the Tranche B-7 Refinancing Amendment Effective Date exceeds the All-in Yield of any Tranche B-7 Term Loans by more than 0.50%, the Applicable Rate relating to the Tranche B-7 Term Loans shall be adjusted so that the All-in Yield of such Incremental Term Loans shall not exceed the All-in Yield of the Tranche B-7 Term Loans by more than 0.50% and (D) any Incremental Facility providing for revolving loans (1) shall not have a final maturity date, or a commitment availability period that ends, earlier than the latest Revolving Maturity Date then applicable, (2) may be effected by increasing the Revolving Commitments then having a commitment availability period ending on the latest Revolving Maturity Date and (3) shall be subject to other terms that are similar to the terms then available in the bank financing market to companies having a credit quality similar to the Borrower as determined by a Financial Officer in good faith.
(iii)    Each notice from the Borrower pursuant to this Section 2.01(i) shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Such Incremental Facility may be provided by any existing Lender or Additional Lender which shall be reasonably satisfactory to the Borrower and (other than in the case of existing Lenders providing only term loans under such Incremental Facility) and the Administrative Agent; provided that no existing Lender shall be obligated to provide any Incremental Loans, unless it so agrees. Any Incremental Facility will be effected pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Additional Lenders providing such Incremental Facility (and no other Lenders) and the Administrative Agent. Upon the effectiveness of any Incremental Facility Amendment, each Additional Lender shall become a “Lender” under this Agreement with respect to its obligations under such Incremental Facility, and the commitments of the Additional Lenders in respect of such Incremental Facility shall become “Commitments” hereunder; and any Incremental Loans under such Incremental Facility shall, when made, constitute “Loans” under this Agreement. In addition, any Incremental Facility Amendment may, without the consent of any Lenders other than the Additional Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.01(i) (including to provide for voting provisions applicable to the

Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)). The effectiveness of an Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.03 (it being understood that all references to “the date of such Borrowing” in Section 4.03 shall be deemed to refer to the Incremental Facility Closing Date). The proceeds of Incremental Loans will be used only for working capital and other general corporate purposes (including to finance Permitted Acquisitions or Capital Expenditures, in each case to the extent otherwise permitted hereunder).

This Section 2.01(i) shall supersede any provisions in Section 2.17 or 9.02 to the contrary. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan and Term Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding (or, if any Incremental Loans are outstanding, 30).

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitledto request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect to the applicable Loan would end after the Revolving Maturity Date, the Tranche B-56 Maturity Date or the Tranche B-67 Maturity Date, as applicable.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or a Tranche B 6 Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the relevant Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a
Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (or, in the case of an Event of Default of the type described in paragraph (i) or (j) of Article 7 with respect to the Borrower, automatically), then, so long as an Event of Default has occurred and is continuing, no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing having an Interest Period longer than one month; provided that, if (x) an Event of Default of the type described in paragraph (a), (b), (i) or (j) of Article 7 has occurred and is continuing and (y) other than in the case of an Event of Default of the type described in paragraph (i) or (j) of Article 7 with respect to the Borrower, the Required Lenders have so requested, then (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid prior to or at the end of the Interest Period then applicable thereto, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of such Interest Period.
SECTION 2.07. Termination, Reduction and Extension of Commitments and Term Loans. (a) Unless previously terminated, (i) the Revolving Commitments shall terminate on the Revolving Maturity Date, (ii) the Initial Tranche B-6 Commitments shall terminate immediately after the Borrowing of Tranche B-6 Term Loans on the Tranche B-6 Refinancing and Incremental Amendment Effective Date and, (iii) the Second Tranche B-6 Commitments shall terminate immediately after the Borrowing of Tranche B-6 Term Loans on the Second Tranche B-6 Incremental Amendment Effective Date and (iv) the Tranche B-7 Commitments shall terminate immediately after the Borrowing of the Tranche B-7 Term Loans on the Tranche B-7 Refinancing Amendment Effective Date.

SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of each Revolving Lender the then unpaid principal amount of such Lender’s Revolving Loans on the Revolving Maturity Date and (ii) for the account of each Term Lender the then unpaid principal amount of such Lender’s Term Loans as provided in Section 2.09.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be, absent manifest error, prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent; provided that, in order for any such promissory note to be delivered on the Sixth ARCA Effective Date, the Tranche B-6 Refinancing and Incremental Amendment Effective Date or, the Second Tranche B-6 Incremental Amendment Effective Date or the Tranche B-7 Refinancing Amendment Effective Date, the request therefor shall be delivered no later than two Business Days prior to the Sixth ARCA Effective Date, the Tranche B-6 Refinancing and Incremental Amendment Effective Date or, the Second Tranche B-6 Incremental Amendment Effective Date or the Tranche B-7 Refinancing Amendment Effective Date, as applicable. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.09. Scheduled Amortization of Term Loans. (a) Subject to adjustment pursuant to Section 2.09(c), the Borrower shall repay (i) Tranche B-5 Term Loans (A) on the last day of each Fiscal Quarter ending on or after March 31, 2014 and prior to the Tranche B 5 Maturity Date in an aggregate principal amount equal to 0.25% of the initial principal amount of Tranche B 5 Term Loans and (B) on the Tranche B 5 Maturity Date in an aggregate principal amount equal to the principal amount of Tranche B 5 Term Loans then outstanding and (ii) Tranche B 6 Term Loans (A) on the last day of each Fiscal Quarter ending on or after September 30, 2016 and prior to the Tranche B-6 Maturity Date in an aggregate principal amount equal to 0.25% of the aggregate principal amount of Tranche B-6 Term Loans outstanding on the Second Tranche B-6 Incremental Amendment Effective Date (after giving effect to the Second Tranche B-6 Incremental Amendment) and (B) on the Tranche B-6 Maturity Date in an aggregate principal amount equal to the principal amount of Tranche B-6 Term Loans then outstanding. and (ii) Tranche B-7 Term Loans (A) on the last day of each Fiscal Quarter ending on or after March 31, 2017 and prior to the Tranche B-7 Maturity Date in an aggregate principal amount equal to 0.25% of the aggregate principal amount of Tranche B-7 Term Loans outstanding on the Tranche B-7 Refinancing Amendment Effective Date (after giving effect to the Tranche B-7 Refinancing Amendment) and (B) on the Tranche B-7 Maturity Date in an aggregate principal amount equal to the principal amount of Tranche B-7 Term Loans then outstanding.

(b)To the extent not previously paid, (i) all Tranche B-5 Term Loans shall be due and payable on the Tranche B 5 Maturity Date and (ii) all Tranche B 6 Term Loans shall be due and payable on the Tranche B-6 Maturity Date and (ii) all Tranche B-7 Term Loans shall be due and payable on the Tranche B-7 Maturity Date.

(c)Any prepayment of Term Loans of any Class will be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section, in the case of mandatory prepayments, in direct order of maturity, and in the case of voluntary prepayments, ratably.

(d)Before repaying any Term Loans of any Class pursuant to this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each such repayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing and shall be accompanied by accrued interest on the amount repaid.

SECTION 2.10. Optional and Mandatory Prepayment of Loans. (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty but subject to Section 2.15 and the requirements of this Section.

(a)[Reserved].

(b)Asset Dispositions.

(i)Subject to Section 2.10(c)(iii) and Section 2.10(j), within five Business Days after any Net Proceeds are received by or on behalf of any Wireline Company in respect of any Asset Disposition other than an Applicable Asset Disposition, the Borrower shall prepay Term Borrowings in an aggregate amount equal to such Net Proceeds.

(ii)Subject to Section 2.10(c)(iii) and Section 2.10(j), within five Business Days after any Net Proceeds of an Applicable Asset Disposition (any such Net Proceeds, “Applicable Net Proceeds”) are received by or on behalf of any Wireline Company, the Borrower shall prepay Term Borrowings in an aggregate amount equal to (A) if and to the extent such Applicable Net Proceeds are otherwise required to be applied to prepay, repay or repurchase (or to offer to prepay, repay or repurchase) any Restricted Indebtedness (other than the Applicable Indebtedness), the amount of such Applicable Net Proceeds required to be so applied; and (B) without duplication of any amounts described in clause (A), an amount equal to the Financing Percentage times such Applicable Net Proceeds; provided that solely with respect to this Section 2.10(c)(ii)(B), the Wireline Companies may, not later than five Business Days following the receipt of such Applicable Net Proceeds, apply up to the Financing Percentage times such Applicable Net Proceeds to repay the Applicable Indebtedness incurred with respect to such Applicable Asset Disposition, and any amount of such Applicable Net Proceeds so applied shall not be required to be applied to the prepayment of Term Borrowings.

For purposes of this Section 2.10(c)(ii), the term “Financing Percentage” means, with respect to any Applicable Asset Acquisition, the percentage obtained by dividing (x) the amount of Applicable Indebtedness incurred with respect to such Applicable Asset Acquisition by (y) the total consideration paid by the Wireline Companies in such Applicable Asset Acquisition.
(iii)    With respect to any Net Proceeds received by or on behalf of any Wireline
Company in respect of any Asset Disposition, if (A) the Wireline Companies intend to apply all or a portion of the Net Proceeds from such Asset Disposition within 12 months after receipt of such Net Proceeds (or, if the applicable Wireline Company enters into a legally binding commitment to apply all or a portion of such Net Proceeds within such 12-month period, within 18 months following the receipt of such Net Proceeds), to acquire Replacement Assets, (B) the property acquired in connection therewith will be included in the Collateral at least to the extent that the property disposed of was included therein or shall be property of a Collateral Support Party and (C) no Event of Default has occurred and is continuing, then no prepayment will be required pursuant to this Section 2.10(c) in respect of such Net Proceeds (or the portion of such Net Proceeds, if applicable); provided that if all or such portion of such Net Proceeds have not been so applied within such 12-month period (or, if the applicable Wireline Company has entered into a legally binding commitment to apply such Net Proceeds within such 12-month period, but has not applied such Net Proceeds within 18 months following such receipt) a prepayment will be required at that time (as applicable under Section 2.10(c)(i) or Section 2.10(c)(ii)) with respect to (A) the amount of such Net Proceeds that have not been so applied by the end of such 12-month period or (B) if such Net Proceeds were committed during such 12- month period to be applied but not so applied within 18 months following the receipt of such Net Proceeds, the amount of such Net Proceeds not so applied.

(d)Casualty Events. Within five Business Days after any Net Proceeds are received by or on behalf of any Wireline Company in respect of any Casualty Event, the Borrower shall (subject to Section 2.10(j)) prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that, if (i) the Wireline Companies intend to apply all or a portion of the Net Proceeds from such event, within 12 months after receipt of such Net Proceeds (or, if the applicable Wireline Company enters into a legally binding commitment to apply all or a portion of such Net Proceeds within such 12-month period, within 18 months following the receipt of such Net Proceeds), to repair, restore or replace the property with respect to which such Net Proceeds were received or to acquire Replacement Assets, and (ii) any property acquired in connection with such application (whether as replacement property or Replacement Assets) will be included in the Collateral at least to the extent that the property to be replaced was included therein or shall be property of a Collateral Support Party, then no prepayment will be required pursuant to this subsection in respect of such Net Proceeds (or the portion of such Net Proceeds, if applicable); provided, that if all or a portion of such Net Proceeds have not been so applied within such 12-month period (or, if the applicable Wireline Company has entered into a legally binding commitment to apply such Net Proceeds within such 12-month period, but has not applied such Net Proceeds within 18 months following such receipt), a prepayment will be required at that time in an amount equal to (A) the amount of such Net Proceeds that have not been so applied by the end of such 12-month period or (B) if such Net Proceeds were committed during such 12-month period to be applied but not so applied within 18 months following the receipt of such Net Proceeds, the amount of such Net Proceeds not so applied.

(a)Allocation of Prepayments, Right to Decline Tranche B-56 and Tranche B-67 Mandatory Prepayments. Before any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (h) of this Section. Optional prepayments shall be applied to such Classes of Term Loans as directed by the Borrower in the notice of prepayment, provided that such prepayments of any Class of Term Loan shall be applied in accordance with the second sentence of Section 2.10(i). In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the aggregate amount of such prepayment shall be allocated among the Term Borrowings of each Class pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class, provided however that any Tranche B-56 Lender and any Tranche B-67 Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B-56 Term Loans or its Tranche B-67 Term Loans, as applicable, pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans of any such Class but was so declined shall be applied to prepay Term Borrowings of the other Classes on a ratable basis (subject to the rights of the Tranche B-56 Lenders and the Tranche B-67 Lenders to decline such payments as set forth in this proviso) until no Term Borrowings of any other Class remain outstanding. All optional or mandatory prepayments of Revolving Borrowings made at a time when Revolving Borrowings of more than one Class remain outstanding shall be allocated among the Revolving Borrowings of each Class pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class. All optional or mandatory prepayments of a Revolving Borrowing shall be applied in accordance with the second sentence of Section 2.10(i).
(f) Accrued Interest. Each prepayment of a Borrowing shall be accompanied by accrued interest to the extent required by Section 2.12.
(g) Optional Prepayment of Tranche B-6 Term Loans.
(i) Upon any prepayment or repricing of the Tranche B-6 Term Loans as part of a Tranche B-6 Repricing Transaction prior to the date that is six months after the Second Tranche B-6 Incremental Amendment Effective Date, the Borrower shall pay a prepayment premium equal to 1.0% of the principal amount of the Tranche B-6 Term Loans prepaid or 1.0% of the principal repriced pursuant to such Tranche B-6 Repricing Transaction, as the case may be (the “Tranche B-6 Prepayment Fee”). Any such Tranche B-6 Prepayment Fee shall be paid to the Administrative Agent for the ratable benefit of the affected Lenders; provided that any Lender agreeing to such a Tranche B-6 Repricing Transaction may agree to waive any Tranche B-6 Prepayment Fee payable to it.
(ii) Upon any prepayment or repricing of the Tranche B-7 Term Loans as part of a Tranche B-7 Repricing Transaction prior to the date that is six months after the Tranche B-7 Refinancing Amendment Effective Date, the Borrower shall pay a prepayment premium equal to 1.0% of the principal amount of the Tranche B-7 Term Loans prepaid or 1.0% of the principal repriced pursuant to such Tranche B-7 Repricing Transaction, as the case may be (the “Tranche B-7 Prepayment Fee”). Any such Tranche B-7 Prepayment Fee shall be paid to the Administrative Agent for the ratable benefit of the affected Lenders; provided that any Lender agreeing to such a Tranche B-7 Repricing Transaction may agree to waive any Tranche B-7 Prepayment Fee payable to it.
(h) Notice of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount fees and expenses. The proceeds of the Tranche B-7 Term Loans shall be utilized on the Tranche B-7 Refinancing Amendment Effective Date to refinance in full the Existing Tranche B-5 Term Loans and to pay related fees and expenses.
SECTION 5.10. Additional Subsidiaries. If any additional Subsidiary, other than an Insignificant Subsidiary, a Notes SPV or a Special Purpose Receivables Subsidiary, is formed or acquired after the Sixth ARCA Effective Date, the Borrower will, within ten Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Collateral Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Subsidiary held by a Loan Party and any Indebtedness of such Subsidiary owed to a Loan Party. If at any time any Subsidiary that is not then a Loan Party, other than (A) an Insignificant Subsidiary, (B) prior to the PAETEC Notes Redemption Date, a Qualified PAETEC Group Member, (C) a Notes SPV, (D) any Subsidiary listed on Schedule 5.10 or (E) a Special Purpose Receivables Subsidiary, (x) is a wholly-owned Domestic Subsidiary and is permitted by applicable law or regulation (without the need to obtain any Governmental Authorization) to Guarantee the Facility Obligations or (y) Guarantees any Loan Party’s obligations in respect of any AC Holdings Bonds or any other Indebtedness (other than Indebtedness created under the Loan Documents), the Borrower shall promptly cause (A) such Subsidiary to Guarantee the Facility Obligations pursuant to the Guarantee Agreement (in the case of any Subsidiary described in clause (y), on terms no less favorable to the Lenders than those applicable under such Guarantee of other Indebtedness) and (B) the other provisions of the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become a “Guarantor” and “Lien Grantor” for purposes of the Loan Documents. The Borrower will not, and will not permit any of its Subsidiaries to, form or acquire any Subsidiary (other than Insignificant Subsidiaries and other than (i) any Notes SPV, (ii) prior to the PAETEC Notes Redemption Date, any Qualified PAETEC Group Member and (iii) any Special Purpose Receivables Subsidiary) after the Sixth ARCA Effective Date unless either (x) all of the Equity Interests in such Subsidiary shall be directly held by a Loan Party or (y) such Subsidiary shall have Guaranteed the Facility Obligations pursuant to the Guarantee Agreement and shall have satisfied the other provisions of the Collateral and Guarantee Requirement with respect to such Subsidiary. Prior to the PAETEC Notes Redemption Date, the Borrower will not permit any PAETEC Group Member to form or acquire any Subsidiary except for the purpose of reorganizing the organizational structure or form of organization of any of the PAETEC Group Members. For the avoidance of doubt, from and after the PAETEC Notes Redemption Date, any Qualified PAETEC Group Member not previously subject to the requirements set forth in this Section 5.10 shall be subject to the requirements set forth in this Section 5.10 as if such Qualified PAETEC Group Member became a Subsidiary on such date.
SECTION 5.11. Further Assurances. (a) Each Loan Party will execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Borrower’s expense. The Borrower will provide to the Collateral Agent, from time to time upon any reasonable request from the Collateral Agent, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens intended to be created by the Security Documents.
(b)    If any material assets (other than (i) any real property or improvements thereto or any interest therein, (ii) any RUS Grant Funds, (iii) any asset purchased with RUS Grant Funds and any proceeds thereof or (iv) Notes Escrowed Proceeds) are acquired by any Loan Party after the Sixth ARCA Effective Date (other than assets constituting Collateral that become subject to Transaction Liens upon acquisition thereof), the Borrower will notify the Collateral Agent thereof, and, if requested by the Collateral Agent or the Required Lenders, will cause such assets to be subjected to a Transaction Lien paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require each of the Non-Consenting Lenders to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent(s) shall not unreasonably be withheld or delayed, (ii) each Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii)(C), (iv) [reserved] and (v) if the consent, amendment or waiver in question contemplates a Tranche B-6 Repricing Transaction in respect of any Tranche B-6 Term Loans held by such Non-Consenting Lender, the Borrower shall pay the prepayment feeTranche B-6 Prepayment Fee (if any) that would otherwise be payable hereunder as if such outstanding Tranche B-6 Term Loans of such Non-Consenting Lender were prepaid or repriced in their entirety in connection with such Tranche B-6 Repricing Transaction on the date of the consummation of such assignment and (v) if the consent, amendment or waiver in question contemplates a Tranche B-7 Repricing Transaction in respect of any Tranche B-7 Term Loans held by such Non-Consenting Lender, the Borrower shall pay the Tranche B-7 Prepayment Fee (if any) that would otherwise be payable hereunder as if such outstanding Tranche B-7 Term Loans of such Non-Consenting Lender were prepaid or repriced in their entirety in connection with such Tranche B-7 Repricing Transaction on the date of the consummation of such assignment. For the avoidance of doubt, any replacement of Lenders in connection with the extension of the maturity date of any Class of Loans shall be governed by Section 2.07(d).

(d)Further, notwithstanding anything to the contrary contained in this Section, if following the Sixth ARCA Effective Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents then the Administrative Agent (acting in its sole discretion) and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.
SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of Davis Polk & Wardwell, special New York counsel, respectively, for the Administrative Agent, the Collateral Agent and the Lead Arrangers, in connection with the syndication of the Facilities and the preparation of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent and the Lead Arrangers in connection with the administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit by it or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by any Lender Party, including the fees,

SCHEDULE 1

Additional Tranche B-7 Lender	Additional Tranche B-7 Commitment

Credit Suisse AG, Cayman Islands Branch	$351,227,181.02
Total	$351,227,181.02